                                                                    Exhibit 10.5

                                 FIRST AMENDMENT

                               DATED APRIL 5, 2007

                                       TO

                                 LEASE AGREEMENT

                                 by and between

                   HELLWEG GMBH & CO. VERMOGENSVERWALTUNGS KG,
                          a German limited partnership
                     registered with the commercial register
           maintained at the local court of Dortmund under HRA 13391, as LANDLORD

                                       and

                  HELLWEG DIE PROFI-BAUMARKTE GMBH UND CO. KG,
                          a German limited partnership
                     registered with the commercial register
           maintained at the local court of Dortmund under HRA 13582, as TENANT

Premises:    1.   Aschersleben, Germany
             2.   Berlin-Biesdorf, Germany
             3.   Berlin-WeiBensee, Germany
             4.   Blumberg, Germany
             5.   Bochum-Hofstede, Germany
             6.   Bonn-Beuel, Germany
             7.   Bonn-Duisdorf, Germany
             8.   Chemnitz II, Germany
             9.   Dahlwitz-Hoppegarten, Germany
            10.   Dortmund-Kley, Germany
            11.   Ennepetal, Germany
            12.   Essen-Altenessen, Germany
            13.   Essen-Borbeck, Germany
            14.   Essen-Kettwig, Germany
            15.   Falkensee, Germany
            16.   Gelsenkirchen, Germany
            17.   Geltow, Germany
            18.   Greiz, Germany
            19.   Gronau, Germany
            20.   Guben, Germany
            21.   Halberstadt, Germany
            22.   Halle, Germany
            23.   Hennigsdorf, Germany
            24.   Leipzig, Germany
            25.   Ludenscheid, Germany
            26.   Lutherstadt-Eisleben, Germany
            27.   Magdeburg Mittagstr., Germany
            28.   Magdeburg, Germany
            29.   Menden, Germany
            30.   Mettmann, Germany
            31.   Nordhausen, Germany
            32.   Paderborn, Germany
            33.   Potsdam, Germany
            34.   Quedlinburg, Germany
            35.   Steinfurt, Germany
            36.   Werl, Germany
            37.   Zwickau, Germany

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THIS FIRST AMENDMENT TO LEASE AGREEMENT ("First Amendment to Lease"), made as of the 5th day of April, 2007, between HELLWEG GMBH & CO. VERMOGENSVERWALTUNGS KG, a German limited partnership registered with the commercial register maintained at the local court of Dortmund under HRA 13391 ("Landlord"), and HELLWEG DIE PROFI-BAUMARKTE GMBH UND CO. KG, a German limited partnership registered with the commercial register maintained at the local court of Dortmund under HRA
13582 ("Tenant"), both with an address at Borussiastrasse 112, 44149 Dortmund, Germany.

                                   BACKGROUND

     A. Landlord and Tenant have entered into that certain Lease Agreement dated February 28, 2007.

     B. Landlord and Tenant have agreed to amend said Lease Agreement as herein set forth.

1. Demise of Premises. is hereby amended by deleting the phrase "known as Berlin-Weissensee, Roelckestr. 108 and listed as Number 26" and using in lieu thereof "known as Berlin-Weissensee, Roelckestr. 108 and listed as Number 3."

2. Paragraph 2 Definitions is hereby amended by deleting the definitions of "Assignment", "Interest Purchase Agreement", "Lease", "Lender", "Mortgage", "Note", "Security Deposit", "Shareholder" and "VAT" in their entirety and inserting the following in lieu thereof:

          "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures the obligation of Landlord or a Shareholder in Landlord to repay a Loan, as the same may be amended, supplemented or modified from time to time.

          "Interest and Share Purchase Agreement" shall mean that certain Interest Purchase Agreement dated February 28, 2007, among HLWG TWO
          (GER) LLC, Mr. Reinhold Semer and Semer Unternehmensverwaltung GmbH & Co. KG.

          "Lease" shall mean the Lease Agreement dated February 28, 2007, as amended by the First Amendment to Lease Agreement dated April 5, 2007.

          "Lender" shall mean any Person (and its respective successors and assigns) which may, after the date hereof, make a Loan.

          "Loan" shall mean any loan made by one or more Lenders to Landlord or to a Shareholder in Landlord or be the holder of a Note or beneficiary of a Mortgage.

          "Mortgage" shall mean any mortgage or land charges (i) in favor of a Lender which (a) encumbers any of the Leased Premises and (b) secures any obligation of a Shareholder in Landlord to repay a Loan, as the same may be amended, supplemented or modified or (ii) from Landlord to a Lender which (x) encumbers any of the

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          Leased Premise and (y) secures Landlord's obligations to repay a Loan, as the same may be amended, supplemented or modified.

          "Note" shall mean any promissory note evidencing Landlord's or a Shareholder's obligation to repay a Loan, as the same may be amended, supplemented or modified.

          "Security Deposit" shall mean the Initial Security Deposit, the Covenant Security Deposit, the Holdback Security Deposit and/or the Cash Security Deposit, as the context may require.

          "Shareholder" shall mean any Person which shall directly or indirectly own or control five percent (5%) or more of (i) the convertible debt or (ii) the outstanding Voting Stock of a corporation or other controlling interest if such Person is not a corporation and which, for the purposes of being the borrower under a Loan, shall include HLWG TWO (GER) LLC."

3. Paragraph 2. Definitions is hereby amended by adding thereto the following definition:

          "Holdback Security Deposit" shall mean "Holdback Security Deposit" as defined in Paragraph 32(ii).

4. Clause (f) of Paragraph 3. Title and Condition; Single Lease Transactions is hereby amended by deleting the phase "PARAGRAPH 18 or 37(o)" and inserting in lieu thereof "PARAGRAPH 18 or PARAGRAPH 38(o)."

5. Paragraph 6, Basic Rent is hereby amended by deleted the words "shall include VAT on such payment and".

6. Subparagraph (a) of Paragraph 12. Maintenance and Repair is hereby amended by deleting the words commencing "in as good repair" and ending "other real properties owned or operated by it and in" and shall be replaced with the following words:

          "in good repair and condition. The appearance shall be fit to be used for their intended use provided that the items used in any repair or reinstatement should be of similar quality and nature than is currently used and need not be of any higher quality. In.."

     Furthermore, the following additional sentence shall be added at the bottom of the paragraph 12(a):

          "For avoidance of doubt, Tenant shall have the sole obligation to maintain the Leased Premises, including the foundation and structure, in at least as good and full repair and condition as on the date hereof."

7. Paragraph 9(b) shall be amended by adding the words "and Tenant shall promptly provide (and no later than within ten (10) days of paying such VAT) such written evidence of such payments together with copies of such VAT returns to the Landlord and the Lender" after the words "shall be performed by Tenant".


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

8. Clauses (i), (ii) and (iv) of subparagraph (a) and subparagraph (b) of Paragraph 16. Insurance are hereby deleted in their entirety and the following is hereby inserted in lieu thereof:

          "(i) Insurance against (A) fire, lightning, explosion, falling aircraft, storm/hail, power surge, damage to property following burglary or attempt thereof, flood (due to heavy rain falls, snow or from running or still water, such as rivers, lakes creeks), named natural hazards such as subsidence, earthquake, snow load, avalanche and volcanic eruptions, extended perils, such as strike, malicious damage, riots, vehicle impact, smoke and sonic blast, debris removal, demolition, clearance and fire fighting costs and professional fees on a full replacement basis and indexed annually, (B) terrorism in an amount of up to and including but not more than fifty percent of replacement value of the Leased Premises, and (C) loss of rent insurance for a period of not less than thirty-six (36) months from time of loss. Such policies and endorsements shall contain deductibles of not more than Twenty-Five Thousand Euros (E25,000.00) per occurrence. Further, the insurance against flood, subsidence, earthquake, snow load, avalanche and volcanic eruptions shall be in an amount not less than Fifteen Million Euros (E15,000,000).

          "(ii) Commercial General Liability Insurance (Betriebshaftpflicht) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than Ten Million Euros (E10,000,000) for injury or damage to persons and private risk, Two Million Five Hundred Thousand Euros (E2,500,000.00) for injury or damage to the environment and Fifty Thousand Euros (E50,000.00) for personal property."

          "(iv) During any period in which substantial Alterations at the Leased Premises are being undertaken or an Expansion is being constructed, builder's risk insurance (Bauwesenversicherung) covering the total completed value, including all hard and soft costs (which shall include business interruption coverage) with respect to the Improvements being constructed, altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction, alteration or repair of Improvements or Fixtures, together with such other endorsements as Landlord or Lender may reasonably require, and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

          "(b) The insurance required by Paragraph 16(a) shall be written by companies having an international reputation and of size and placed with insurers that have a long term unsecured unsubordinated and unguaranteed debt instrument rating of A or better by Fitch, A2 or better by Moody's and A or better by Standard & Poor's or otherwise as reasonably acceptable to Lender and Landlord and in any case which are authorized to write insurance policies according to German law. The insurance policies shall be for such terms customarily provided to similar properties by German insurance companies. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord."

9. Clause (iii) of subparagraph (a) of Paragraph 16. Insurance is hereby deleted in its entirety.

10. Subparagraph (c) and subparagraph (d) of Paragraph 13 Alterations, Improvements and Expansions are hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

          "(c) Tenant shall complete the expansions described in Exhibit "I" hereto (the "Required Expansions") which Tenant shall construct in accordance with the requirements of this Paragraph 13. Landlord hereby consents to the construction of the Required Expansions; provided, however, that if additional land (any such land, "Additional Property") is required for the construction of any Required Expansion, Landlord's consent shall not be effective unless and until Landlord and Lender shall have reviewed due diligence materials for the Additional Property as either Person shall request and which shall be satisfactory to Landlord and Lender in all respects, and title to the Additional Property shall have been negotiated in the name of Landlord in the applicable jurisdiction. Upon completion of each Expansion Premises that is the subject of the Required Expansions, which completion shall be evidenced by (i) the issuance of a written confirmation of the architect supervising the construction that the Required Expansions are completed and the operations have commenced (Fertigstellung und Inbetriebnahme), and (ii) either (A) certificates of occupancy issued by the applicable local governmental authority, or
          (B)to the extent certificates of occupancy have not been issued, negative confirmations confirming that certificates of occupancy are not required with respect to the applicable Required Expansion, or (C) a statement from the local municipal authority stating that a building permit exists, there are no material defects with respect to the applicable Required Expansion, and the applicable local municipality has no objection to the use of the relevant Expansion Premises, Landlord shall, within ten (10) days following the delivery of such evidence and so long as no Event of Default exists, release to Tenant the applicable portion of the Expansion Holdback for the applicable completed Required Expansion.

          (d) In case Tenant does not complete one or more of the Required Expansions within thirty six (36) months of the date of this Lease, due to any cause or causes which Tenant is not, despite its best efforts, able to prevent or overcome (which causes exclude the unavailability of money, unavailability of sources of financing, a shortage of labor or materials, or changes in market conditions), the total amount of Basic Rent shall remain unaffected except as expressly provided in (ii) in the succeeding sentence. In such event, Landlord shall have the right, at its sole and exclusive option, to either (i) pay the respective portion of the Expansion Holdback, including interest accrued thereon, to Tenant or (ii) (A) retain on Landlord's behalf the respective portion of the Expansion Holdback, excluding interest accrued thereon, without any further obligations hereunder to remit such portion of the Expansion Holdback to Tenant,
          (B) adjust the allocation of Allocated Cost set forth on Exhibit "E" attached hereto by subtracting the respective portion of the Expansion Holdback retained by Landlord from the Allocated Cost for the applicable Related Premises, and (C) adjust the allocation of Percentage Allocation of Basic Rent set forth on Exhibit "F" attached hereto by subtracting the product of 7.84% multiplied by the respective portion of the Expansion Holdback retained by Landlord from the Percentage Allocation of Basic Rent for the applicable Related Premises. Any calculations in connection with the foregoing shall be determined by Landlord and, absent manifest error, shall be conclusive upon both Landlord and Tenant.

11. Subparagraph (b) of Paragraph 22 Remedies and Damages Upon Default is hereby amended by adding the following clause (C) at the end of the first sentence: "or (C) Tenant shall (i) fail to complete the environmental testing specified in Exhibit "L" for the Cheminitz II Premises and Ennepetal Premises within the timeframe specified in Exhibit "L", (ii) fail to complete, within the timeframe recommended by ERM GmbH, any remediation recommended by ERM GmbH based on such testing or (iii) fail to remediate on behalf of Landlord the soils contamination at Berlin-Ostbahnof within the timeframe specified in Exhibit "L".

12. Paragraph 32 Security Deposit is hereby deleted in its entity and the following is inserted in lieu thereof:

          "32. Security Deposit (i) Simultaneously with the payment of the purchase price for the Leased Premises by Landlord in accordance with the Interest and Share Purchase Agreement, Tenant shall deliver to Landlord a security deposit (the "Initial Security Deposit") in the amount of Twenty-four Million Nine Hundred Sixty-Four Thousand Seven Hundred Seventy-Nine and 00/100 EURO (E24,964,779), which Initial Security Deposit shall be increased on the sixth (6th), twelfth
          (12th), eighteenth (18th), twenty-fourth (24th), and if the initial Term is extended, the twenty-ninth (29th) anniversaries of the first Basic Rent Payment Date by ninety percent (90%) of the cumulative increases in the GPI since the Commencement Date.

                    (ii) In addition, five percent (5%) of any Deposit Holdback Amount (as such term is defined in the Interest and Share Purchase Agreement) shall, upon the release of such Deposit Holdback Amount, be delivered by Tenant to Landlord as an additional security deposit (singly and collectively, the "Holdback Security Deposit") which shall be held, maintained and released as provided in this Paragraph 32(a).

               (b) Each Security Deposit shall be either cash (a "Cash Security Deposit") maintained at a bank acceptable to Landlord and having a short-term credit rating of not less than "A-1+" from Standard & Poor's Corporation "F1" from Fitch Ratings or "P-1" from Moody's Investors Service ("Approved Bank") or an irrevocable bank guaranty (a "Bank Guaranty") which shall be issued by an Approved Bank and shall be in form and substance satisfactory to Landlord. So long as Commerzbank AG's short-term credit rating is not less then "A-1" from Standard and Poor's Corporation, "F1" from Fitch Ratings and "P-1" from Moody's Investor Service, then Commerzbank will be deemed an acceptable Bank Guarantor.

               (c) Except as otherwise provided in this Paragraph 32 and in Paragraph 27 with respect to the Covenant Security Deposit, each Security Deposit shall remain in full force and effect during the Term as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein. The Covenant Security Deposit shall be returned to Tenant within ten (10) days following the date on which Landlord receives evidence reasonably satisfactory to Landlord that Tenant is in compliance with the Breached Maintenance Covenant. Any Bank Guaranty shall be renewed at least thirty (30) days prior to any expiration thereof. If Tenant fails to renew any Bank Guaranty by such date, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on such Bank Guaranty and to deposit the proceeds of the Bank Guaranty as a Cash Security Deposit in any account for the benefit of Landlord. Any Cash Security Deposit shall not be commingled with other funds of Landlord or other Persons and interest accrued thereon shall be due and payable to Tenant.

               (d) If at any time an Event of Default shall have occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on any Bank Guaranty or to withdraw any Cash Security Deposit from the above-described account and to apply the proceeds in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) prepaid Basic Rent, (iii) any expense incurred by Landlord in curing any default of Tenant, and/or (iv) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default, including any rights of Landlord under Paragraph 23 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that (1) Landlord's application of the proceeds of any Bank Guaranty or any Cash Security Deposit towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default provided that an Event of Default shall not exist if Tenant restores the Security Deposit to its full amount within five (5) days of the date that Landlord has given written notice to Tenant that Landlord or Lender, as applicable, has applied any portion of a Security Deposit and in accordance with the requirements of this Paragraph 31, so that the original amount of the Security Deposit shall be again on deposit with Landlord.


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

               (e) Except in accordance with Paragraph 32(f) below, at the expiration of the Term any Security Deposit then held by Landlord, shall be returned to Tenant after deducting therefrom any Monetary Obligations due and owing to Landlord.

               (f) (i) Notwithstanding anything to the contrary set forth herein, so long as (1) no non-monetary Event of Default has occurred and is then continuing and (2) there has been no monetary Event of Default for at least six (6) consecutive months, (i) a portion of the Initial Security Deposit equal to three months of the Basic Rent then in effect shall be released to Tenant if and when Tenant shall have achieved EBITDA for any Fiscal Year in excess of 50% of the annual Basic Rent (the "50% Test"), (ii) a further portion of the Initial Security Deposit equal to three months of the Basic Rent then in effect shall be released to Tenant if and when Tenant shall have achieved EBITDA for any Fiscal Year in excess of 75% of the annual Basic Rent (the "75% Test"), and (iii) a further portion of the Initial Security Deposit equal to three months of the Basic Rent then in effect shall be released to Tenant if and when Tenant shall have achieved EBITDA for any Fiscal Year in excess of 100% of the annual Basic Rent (the "100% Test"). If in any Fiscal Year following the Fiscal Year during which Tenant achieves a 50% Test, 75% Test or 100% Test, Tenant's EBITDA falls below one or more of the applicable tests, the Initial Security Deposit shall be increased by three, six or nine months of the Basic Rent then in effect, as applicable, in order to cause Landlord to hold the Security Deposit it would have held if the applicable tests had not been previously met. Notwithstanding the foregoing, at no time shall the Initial Security Deposit hereunder ever be less than three months of Basic Rent then in effect. As used herein, "EBITDA" shall mean, with respect to any fiscal period, the consolidated net earnings (or loss) of the Tenant Group's, minus extraordinary gains, plus interest expense, income taxes, depreciation and amortization, and non-cash charges related to restructuring or acquisition for such period, as determined in accordance with GAAP provided that if any member of the Tenant Group acquires all or any part of the shares or interests in a Person in the DIY Business the losses of such Person shall not be included in calculating EBITDA as long as such Person (i) is a separately operated business concern, and
          (ii) prepares its own separate financial statements. In no event shall any portion of the Initial Security Deposit be released to Tenant prior to June 1, 2008.

               (ii) Notwithstanding anything to the contrary set forth herein, so long as no Event of Default has occurred and is continuing, the Holdback Security Deposit shall be released to the Tenant twelve (12) months after the date on which the balance in the General Holdback Account (as such terms is defined in the Interest and Share Purchase Agreement) has been reduced to E30,387,000.

13. Paragraph 37 Post-Closing Obligations is hereby deleted in its entirety and the following is hereby inserted in lien thereof:

          "37 Post-Closing Obligations.

          (a) Pursuant to certain environmental due diligence assessments and certain technical due diligence assessments conducted by ERM GmbH with respect to the Leased Premises and other premises for which Landlord has responsibility, Tenant shall complete, remediate and/or obtain certain obligations more particularly specified in Exhibit "L" within the time periods specified in Exhibit "L".

          (b) On the date of this First Amendment to Lease, Tenant has deposited with Landlord the amount of E1,987,500 (the "Post-Closing
          Escrow") which shall be allocated to certain of the obligations described in Exhibit "L" in the amounts shown on Exhibit "L", shall secure the obligation of Tenant to obligations, and shall be held and disbursed as set forth in this Paragraph 37. The Post-Closing Escrow shall be released to Tenant within ten (10) days following the date on which Landlord receives written and photographic evidence satisfactory to Landlord and Lender that all applicable obligations have been completed (which shall include written and photographic evidence and evidence of payment in full).

          (c) If, at any time prior to the release of the Post-Closing Escrow, an Event of Default shall have occurred and be continuing, Landlord shall have the right to use the proceeds of the Post-Closing Escrow to the extent required to satisfy the applicable obligations, and/or be entitled, at its sole discretion, to apply any remaining balance in payment of any Rent or other charges which have not been made pursuant to this Lease and any other sums due to Landlord in connection with any default of the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default. Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that Landlord's application of the proceeds of the Post-Closing Escrow towards the payment of Basic Rent, Additional Rent or the reduction of any damages due to Landlord in accordance in accordance with Paragraph 23 of this Lease, constitute a fair and reasonable use of such proceeds, and the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default.

          (d) Landlord shall have the right to designate Lender as the holder of the Post-Closing Escrow during the term of the applicable Loan who shall have all of the rights of Landlord under this Paragraph 37. Tenant covenants and agrees to execute such documents as Lender may require to effect such transfer of the Post-Closing Escrow to or for the benefit of Lender."

14. Exhibit "F" Premises Percentage Allocation of Basic Rent/Initial Annual Basic Rent is hereby deleted in its entirety and is hereby replaced by Exhibit "F" Premises Percentage Allocation of Basic Rent/Initial Basic Rent attached thereto.

15. Section II. INDIVIDUAL PROPERTIES of Exhibit "L" is hereby amended by adding thereto the following:

          "I. Chemnitz II Premises

          1. Undertake and complete by July 1, 2007 additional testing as recommended by ERM GmbH for the purpose of additional characterization of the soil and ground water to further delineate and possibly locate a suspected on-site source of the documented CHC contamination and thereafter implement and complete, within the timetable recommended by ERM GmbH, remediation of any discovered contamination. Escrow amount E1,500,000.

          J.   Ennepetal Premises

          1. Undertake and complete by July 1, 2007 additional testing as recommended by ERM GmbH to determine the source and extent of soils and groundwater contamination and thereafter implement and complete, within the timetable recommended by ERM GmbH, remediation of impacted soils or groundwater contamination. Escrow Amount E450,000.

          K. Berlin

          1. Remediate soils contamination on behalf of Landlord. Escrow amount E37,500."

16. Paragraph 38 Miscellaneous is hereby amended by adding thereto the following subparagraph (s), (t) and (u).

          "(s) Landlord and Tenant are business entities having substantial experience with the subject matters of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, it is the intent of the parties that (1) this Lease comply in all respects with the General Terms and Conditions described in the German Civil Code and (2) this Lease shall be construed without regard to the rule that ambiguities in and the document are to be construed against the drafter."

          "(t) In the event this Lease does not for any reason comply with the written form requirements under Section 550 in the German Civil Code either party will, on the request of the other party, do or perform all such further acts and/or execute and deliver all such further deeds or documents in a manner and form which is reasonably satisfactory to the requesting party to ensure that this Lease does at all times comply with the requirements under Section 550 of the German Civil Code."

17. Miscellaneous. Except as specifically amended by this Amendment the terms and conditions in the Lease Agreement dated February 28, 2007 shall remain in full force and effect and shall be binding on the parties hereto and their successors and assigns.

18. Governing Law. This First Amendment to Lease is governed by and construed in accordance with the Laws of Germany.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


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

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                        LANDLORD:

                                        HELLWEG GMBH & CO.
                                        VERMOGENSVERWALTUNGS KG, a German
                                        limited partnership


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        TENANT:


                                        HELLWEG DIE PROFI-BAUMARKTE GMBH UND CO.
                                        KG, a German limited partnership


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

              SIGNATURE PAGE TO HELLWEG II FIRST AMENDMENT TO LEASE

                              CONSENT OF GUARANTORS

Each of the undersigned guarantor of the Lease pursuant to that certain Guaranty of First Demand (the "Guaranty") dated February 28, 2007, hereby consents to the within First Amendment to Lease and agrees to be bound by the terms thereof, subject to the terms of the Guaranty.


------------------------------------------------------------------
[Place / Date]


------------------------------------------------------------------
HELLWEG DIE PROFI-BAUMARKTE GMBH & CO. KG


------------------------------------------------------------------
HELLWEG GMBH & CO. GRUNDBESITZ KG


------------------------------------------------------------------
MARKISCHE INDUSTRIE- UND BAUBEDARFSGESELLSCHAFT MBH & CO. KG


------------------------------------------------------------------
MKD VERMOGENSVERWALTUNGS BETEILIGUNGS GMBH BERLIN


------------------------------------------------------------------
BAUFREUND HANDELSGESELLSCAFTER M.B.H.


------------------------------------------------------------------
"HELLWEG" DIE PROFI-BAUMARKTE GMBH & CO. KG CHEMNITZ


------------------------------------------------------------------
"HELLWEG" DIE PROFI-BAUMARKTE VERWALTUNGSGESELLSCHAFT MBH CHEMNITZ

 SIGNATURE PAGE OF CONSENT OF GUARANTORS TO HELLWEG II FIRST AMENDMENT TO LEASE

------------------------------------------------------------------
DR WOLFGANG SCHROEDER BETEILIGUNGS GMBH


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DR. WOLFGANG SCHROEDER GMBH & CO. KG


------------------------------------------------------------------
HELLWEG DIE PROFI-BAUMARKTE BETEILIGUNGS GMBH


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HELLWEG GMBH & CO. IMMOBILIEN KG


------------------------------------------------------------------
HELLWEG HANDELS GMBH


------------------------------------------------------------------
PLANTIFLOR ZIERPFLANZEN GMBH


------------------------------------------------------------------
UNIVERSAL HAUS & GARTEN PLANTIFLOR HANDELS & VERWALTUNGS-GMBH


------------------------------------------------------------------
UNIVERSAL HAUS & GARTEN PLANTIFLOR HANDELS GMBH & CO. KG

 SIGNATURE PAGE OF CONSENT OF GUARANTORS TO HELLWEG II FIRST AMENDMENT TO LEASE

                                    EXHIBIT F

Aschersleben Premises              1.95%   E   487,099.80
Berlin-Biesdorf Premises           5.00%   E 1,247,370.24
Berlin-WeiBensee Premises          4.24%   E 1,059,283.26
Blumberg Premises                  3.01%   E   750,916.52
Bochum-Hofstede Premises           3.16%   E   788,958.14
Bonn-Beuel Premises                1.16%   E   290,563.34
Bonn-Duisdorf Premises             2.57%   E   640,377.00
Chemnitz II Premises               1.96%   E   490,200.48
Dahlwitz-Hoppegarten Premises      5.53%   E 1,381,239.12
Dortmund-Kley Premises             1.61%   E   400,930.52
Ennepetal Premises                 2.11%   E   527,627.88
Essen-Altenessen Premises          3.34%   E   834,866.88
Essen-Borbeck Premises             4.96%   E 1,238,897.33
Essen-Kettwig Premises             0.98%   E   245,457.00
Falkensee Premises                 6.72%   E 1,678,521.95
Gelsenkirchen Premises             3.63%   E   905,264.64
Geltow Premises                    2.08%   E   518,247.58
Greiz Premises                     2.07%   E   517,180.56
Gronau Premises                    1.08%   E   269,107.08
Guben Premises                     1.79%   E   447,504.42
Halberstadt Premises               1.83%   E   456,821.64
Halle Premises                     2.59%   E   646,174.98
Hennigsdorf Premises               2.56%   E   639,490.18
Leipzig Premises                   2.22%   E   553,125.60
Ludenscheid Premises               3.69%   E   922,126.13
Lutherstadt-Eisleben Premises      1.70%   E   424,861.80
Magdeburg Mittagstr. Premises      4.70%   E 1,174,257.31
Magdeburg Premises                 0.99%   E   246,040.00
Menden Premises                    2.78%   E   693,114.24
Mettmann Premises                  2.79%   E   697,140.90
Nordhausen Premises                1.79%   E   446,443.80
Paderborn Premises                 1.42%   E   353,341.44
Potsdam Premises                   4.47%   E 1,115,615.62
Quedlinburg Premises               1.66%   E   414,697.80
Steinfurt Premises                 1.42%   E   354,243.40
Werl Premises                      1.83%   E   456,330.42
Zwickau Premises                   2.61%   E   651,339.48
                                 ------    --------------
                                 100.00%   E24,964,778.47
                                 ======    ==============